Exhibit 10.2

EXECUTION COPY

August 15, 2014

MB Financial, Inc.

6111 N. River Road

Rosemont, Illinois 60018

MB Financial Bank, N.A.

6111 N. River Road

Rosemont, Illinois 60018

Re:          Escrow of Merger Consideration

Ladies and Gentlemen:

Reference is made to that certain letter agreement (the “Letter Agreement”), dated as of June 30, 2014, among MB Financial, Inc. (“MB”) and each of the undersigned holders of the common stock, par value $0.01 per share (the “TCG Common Stock”), and Nonvoting Convertible Preferred Stock, par value $0.01 per share (the “TCG Nonvoting Preferred Stock”) of Taylor Capital Group, Inc. (“TCG”), and to that certain Stockholders’ Representative Agreement dated as of August 15, 2014, among such holders of the TCG Common Stock and the TCG Nonvoting Preferred Stock pursuant to which they appointed Jennifer W. Steans as their representative (“Representative”) in connection with the actions and transactions contemplated therein (the “Appointment Agreement”).  Except as otherwise indicated, all capitalized terms used but not defined herein have the meanings assigned to them in the Letter Agreement.  Pursuant to the Letter Agreement, the parties thereto agreed that, promptly following the Effective Time, the Escrow Account will be funded with an amount of cash equal to each Principal Stockholder’s Individual Escrow Obligation, which is intended to fund, in part, any Restitution Payment.

To facilitate the prompt and efficient execution of the Escrow Agreement, MB, MB Financial Bank, N.A. (“MB Bank”) and Representative each desire to revise certain terms of the Letter Agreement by entering into this supplemental agreement (this “Supplement”) and to clarify further and memorialize their understanding of certain relative rights and obligations of the parties with respect to the transactions contemplated by the Letter Agreement.  Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.      Definitions.  In addition to those terms defined throughout this Supplement, the following terms when used herein, shall have the following meanings:

(a)           “Business Day” shall mean any day except Saturday, Sunday and any day on which Escrow Agent is authorized or required by law or other government action to close.

(b)           “Effective Time” shall mean that date and time when the Merger becomes effective, as set forth in the certificate of merger to be filed with the Secretary of State of the State of Delaware and the articles of merger to be filed with the Department of Assessments and Taxation of the State of Maryland, all in conjunction with the Merger.

(c)           “Escrow Account Claim Limit” shall mean, with respect to any Claim (as defined below), an amount equal to:  (i) sixty percent (60%) of the amount of the applicable Restitution Payment; multiplied by (ii) the Escrow Account Contribution Percentage.

(d)           “Escrow Account Contribution Percentage” shall mean the aggregate Contribution Percentage of all Principal Stockholders whose Individual Escrow Obligations are satisfied by Escrowed Funds.

(e)           “Escrow Account Excess Funds” shall mean:  (i) the amount of Excess Funds, as determined by MB Bank and Representative pursuant to Section 4; multiplied by (ii) the Escrow Account Contribution Percentage.

(f)            “Escrow Agreement” shall mean that certain Escrow Agreement, of even date herewith, among Representative, MB Bank and The Northern Trust Company, Chicago, Illinois.

(g)           “Escrow Income” shall mean all interest, dividends, income, capital gains and other amounts earned on the Escrowed Funds or derived therefrom.

(h)           “Letter of Credit Draw Limit” shall mean with respect to any Draw (as defined below) the amount of funds that may be drawn against a Letter of Credit that is equal to:  (i) sixty percent (60%) of the amount of the applicable Restitution Payment; multiplied by (ii) the Contribution Percentage of the Prairie Entity to which such Letter of Credit relates.

(i)            “Letter of Credit Excess Funds” shall mean with respect to any Letter of Credit: (i) the amount of Excess Funds, as determined by MB Bank and Representative pursuant to Section 4; multiplied by (ii) the Contribution Percentage of the Prairie Entity to which such Letter of Credit relates.

Section 2.      Funding of Escrow Account.

(a)       Each Principal Stockholder agrees that, no later than the third (3rd) Business Day following receipt of any letter of transmittal issued to such Principal Stockholder in conjunction with the Merger, it shall cause such letter of transmittal to be completed and returned to the applicable exchange agent in accordance with the instructions provided therein.  Further, notwithstanding any provision of the Letter Agreement to the contrary, each Principal Stockholder, other than the Prairie Entities, agrees that, no later than the second (2nd) Business Day following the day on which it receives the Cash Merger Consideration to which it is entitled under the Merger Agreement, it will satisfy its Individual Escrow Obligation by depositing into the Escrow Account the appropriate amount of cash or other immediately available funds.

(b)       MB shall, at the request of any Principal Stockholder and to the extent permitted under applicable law, report any Cash Merger Consideration deposited into the Escrow Account in satisfaction of all or a portion of such Principal Stockholder’s Individual Escrow Obligation on a separate Form 1099 or other similar tax form than that on which any Cash Merger Consideration paid to the Principal Stockholders and not so deposited into the Escrow Account is reported.

(c)       For the avoidance of doubt, the parties agree that Representative shall not be liable for the failure of any other party to fulfill such party’s obligations under this Section 2, and shall not be responsible for taking any action to compel any other party to fulfill such obligations.

Section 3.      Funding of the Prairie Entities’ Individual Escrow Obligations.

(a)       Notwithstanding any provision of the Letter Agreement to the contrary, each Prairie Entity agrees that it will satisfy its Individual Escrow Obligation by delivering to MB Bank, at or prior to the Effective Time, a Letter of Credit naming MB Bank as the beneficiary thereof, and upon the other terms and conditions described herein.

(b)       The parties agree that, in light of Section 3(a), any references in the Letter Agreement to a payment to be made “from the Escrowed Funds” or other similar language, shall be construed to mean that such payment shall be made: (i) in part from the Escrowed Funds in an amount equal to (1) the total amount of such payment to be made, multiplied by (2) the Escrow Account Contribution Percentage; and (ii) in part from funds drawn by MB Bank against any Letter of Credit in an amount equal to (1) the total amount of such payment to be made, multiplied by (2) the Contribution Percentage of the Prairie Entity to which each Letter of Credit relates.

(c)       Subject to Section 6(a), each Prairie Entity may elect at any time to change the form of funds securing its Individual Escrow Obligation.

(d)       For the avoidance of doubt, the parties agree that Representative shall not be liable for the failure of any other party to fulfill such party’s obligations under this Section 3, and shall not be responsible for taking any action to compel any other party to fulfill such obligations.

Section 4.      Excess Funds.

(a)       The parties agree that Section 1(i) of the Letter Agreement shall be amended to provide that “Excess Funds” shall mean the amount by which the sum of:  (i) the Escrowed Funds; plus (ii) the principal amount remaining available to be drawn under all Letters of Credit, exceeds the Aggregate Escrow Obligation at any given time, excluding Escrow Income.

(b)       As of the last day of any calendar month during the term of Escrow Agreement, and exclusive of any Escrow Income, MB Bank and Representative shall jointly determine the amount of any Excess Funds.  In making such determination, MB Bank and Representative shall deem the Maximum Restitution Obligation to be reduced dollar-for-dollar by the amount of:  (i) any Claim paid by Escrow Agent pursuant to Section 4(a) of the Escrow Agreement; (ii) any Draw paid to MB Bank pursuant to any Letter of Credit; (iii) any Restitution Payment paid by Cole Taylor Bank at or prior to the Effective Time; and (iv) any funds paid or deposited with a third-party financial institution by Primary Obligor that reduces the contingent restitution obligation of Cole Taylor Bank, or MB Bank, as successor to Cole Taylor Bank, under the Consent Order.  The parties agree that the public reporting of any such payment or deposit by Primary Obligor described in the foregoing sentence shall serve as proof thereof, resulting in a reduction of the Maximum Restitution Obligation; provided, however, that the Maximum Restitution Obligation shall thereafter be increased if and to the extent it is established that the actual amount of such payment or deposit by Primary Obligor is less than the amount publicly reported.

(c)       Promptly following the determination of the amount of any Excess Funds:  (i) MB Bank and Representative shall provide Escrow Agent with a joint direction pursuant to the terms of the Escrow Agreement to pay the Escrow Account Excess Funds to Representative; and (ii) MB Bank shall provide an instruction to the appropriate issuer of any

Letter of Credit to reduce the principal amount of such Letter of Credit by the applicable Letter of Credit Excess Funds.

Section 5.      MB Bank Claims.

(a)       If:  (i) prior to the date of the Escrow Agreement, Cole Taylor Bank shall have received a written order or request by the Federal Reserve to make a Restitution Payment (a “Restitution Request”); or (ii) during the term of the Escrow Agreement, MB Bank receives a Restitution Request, then MB Bank may:  (x) make claim (a “Claim”) to an amount of Escrowed Funds that is equal to the Escrow Account Claim Limit; and (y) request a draw (a “Draw”) from each Prairie Entity’s Letter of Credit, if any, equal to the applicable Letter of Credit Draw Limit.

(b)       Any Claim of MB Bank shall be made by delivering to Escrow Agent and Representative a written certificate (a “Claim Certificate”) signed by an authorized officer of MB Bank substantially in the form attached hereto as Exhibit A.

(c)       Any Draw of MB Bank shall be made by delivering to the appropriate issuer of the Letter of Credit, the appropriate Prairie Entity and Representative a written certificate (a “Draw Certificate”) signed by an authorized officer of MB Bank substantially in the form attached hereto as Exhibit B.

(d)       Representative may dispute or object to any Claim or Draw (an “Objection”), in whole or in part, by delivering to MB Bank written notice thereof (an “Objection Notice”) within ten (10) Business Days of receipt by Representative of the applicable Claim Certificate or Draw Certificate, stating:  (i) that Representative disputes or objects to such Claim or Draw; (ii) the reasons for such objection or dispute; and (iii) the portion of the Claim or Draw for which there is a dispute or objection (a “Disputed Amount”), and the amount for which there is no dispute or objection (an “Undisputed Amount”).  If Representative does not deliver an Objection Notice to MB Bank within ten (10) Business Days after Representative’s receipt of a Claim Certificate or Draw Certificate, Representative shall be deemed to have waived the right to contest such Claim or Draw.

(e)       Promptly following the issuance and receipt of a timely Objection Notice, Representative and MB Bank shall negotiate in good faith to reach a joint agreement with respect to any Disputed Amount.  Any such joint agreement shall be in writing and shall be final, binding, and conclusive upon the parties to this Supplement.  If, by the date which is thirty (30) days after delivery of the applicable Objection Notice, MB Bank and Representative have failed to reach a joint agreement with respect to any Disputed Amount after good faith negotiations, Representative may make a written demand for arbitration of the matter and the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to MB Bank and Representative.  If within thirty (30) days after the receipt by MB Bank of a written demand for arbitration, MB Bank and Representative cannot mutually agree on an arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, MB Bank and Representative shall request the American Arbitration Association (“AAA”) to promptly select one arbitrator, who shall be an attorney licensed to practice in Illinois with not less than twenty (20) years of experience in commercial matters.

(f)        Any arbitration required by this Supplement shall be held in Cook County, Illinois, under the rules then in effect of the AAA; provided, however, that MB Bank and Representative agree that the arbitrator will base his or her decision solely on any written submission that he or she may request and that there will be no discovery taken or evidentiary hearing conducted.  The respective expenses of MB Bank, on the one hand, and the Principal Stockholders, on the other, the fees of the arbitrator and the administrative fee of the AAA, will be paid by MB Bank and the Principal Stockholders in proportion to the amount of the Disputed Amount awarded by the arbitrator, with the Principal Stockholders being jointly and severally liable for any such fees and expenses attributable to the Principal Stockholders in accordance with the foregoing.  The decision of the arbitrator as to the resolution of the Disputed Amount shall be final, binding, and conclusive upon the parties to this Supplement.  Such decision shall be on a date (the “Decision Date”) which is no later than ninety (90) days after the arbitrator’s receipt of all requested written submissions, and shall be in writing, which shall include written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.  Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

(g)       If the arbitrator determines that MB Bank was not entitled to receive all or any portion of the Disputed Amount that MB Bank previously received from Escrow Agent and, if applicable, pursuant to a Draw under any Letter of Credit (collectively, the “Reimbursement Amount”), within three (3) Business Days after the Decision Date, MB Bank shall:  (i) pay to Escrow Agent for redeposit into the Escrow Account that portion of the Reimbursement Amount that MB Bank originally received from the Escrow Account; and (ii) if any portion of the Reimbursement Amount was received by MB Bank pursuant to a Draw against a Letter of Credit for which a Prairie Entity was the applicant, pay to such Prairie Entity that portion of the Reimbursement Amount that MB Bank originally received pursuant to such Draw request and, concurrently with receipt of such funds from MB Bank, such Prairie Entity shall take such actions as are necessary to increase the available amount payable under such Letter of Credit by the portion of the Reimbursement Amount paid by MB Bank to it.

Section 6.                  Letter of Credit.

(a)       If, during the term of the Escrow Agreement, MB Bank has not received evidence satisfactory to it by no later than the tenth (10th) day preceding the expiration date of any Letter of Credit that such Letter of Credit has been renewed or replaced by a successor Letter of Credit sufficient to satisfy the applicable Prairie Entity’s obligations under the Letter Agreement and this Supplement, then MB Bank shall be authorized to draw the entire principal amount of such expiring Letter of Credit, provided that the amount of such Draw is immediately deposited by MB Bank into the Escrow Account in satisfaction of the applicable Prairie Entity’s Individual Escrow Obligation.  Each Prairie Entity agrees that, upon deposit of funds as described in the preceding sentence, such Prairie Entity shall execute a joinder to the Escrow Agreement to become a party to such agreement for the remainder of its term.

(b)       Promptly following the earlier of:  (i) the Escrow Termination Date; or (ii) receipt from the Escrow Agent of an Escrow Account statement indicating that all Escrowed Funds have been distributed from the Escrow Account, MB Bank shall return any Letter of Credit held by MB Bank to the Prairie Entity that delivered the same to MB Bank.

(c)       Notwithstanding anything contained herein to the contrary, the parties further agree that any benefit or liability of each Prairie Entity hereunder shall be reflected, as applicable, in any Letter of Credit.

Section 7.      Tax Information.  MB Bank agrees promptly to provide to Representative when available any: (a) federal, state or local tax return for any period during which a Restitution

Payment is made by MB Bank or which otherwise contains information pertaining to a Restitution Payment; (b) any letter or other correspondence from any taxing authority or tax advisor with respect to MB Bank’s tax obligations relating to a Restitution Payment; and (c) any other material tax-related information regarding a Restitution Payment made by MB Bank, including with respect to the deductibility by MB Bank for federal income tax purposes of any such Restitution Payment and the assessment by the Internal Revenue Service against MB Bank of any additional tax, penalties or interest with respect thereto.

Section 8.      Reimbursement of Fees; Contribution.

(a)       The parties acknowledge that it is the intention and understanding of the parties that MB Bank, on the one hand, and the Principal Stockholders on the other, shall each be responsible for one-half of the total amount of any losses, damages, liabilities, costs and expenses of any kind for which the Escrow Agreement assigns joint and several liability to MB Bank and Representative (the “Shared Expenses”).  To the extent that either MB Bank or Representative has been called upon to pay, or has paid, more than one-half of any Shared Expenses (any such overpayment, an “Overpayment”), then, promptly following the written request of the party who has made an Overpayment (the “Overpaying Party”), the other party shall pay to the Overpaying Party an amount equal to one-half of the Overpayment.  For the avoidance of doubt, funds: (w) paid by Representative on behalf of the Principal Stockholders; (x) deducted from the Escrowed Funds; (y) offset against any payments due to Representative pursuant to the Escrow Agreement; or (z) otherwise directly or indirectly paid by, or encumbered to the detriment of, Representative or the Principal Stockholders, shall be considered funds that the Representative “has been called upon to pay, or has paid” for purposes of the preceding sentence.

Section 9.      Construction.  In this Supplement, unless otherwise stated or the context otherwise requires, the following uses apply:  (a) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”; (b) “including” means “including, but not limited to”; (c) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Supplement unless otherwise specified; (d) all words used in this Supplement will be construed to be of such gender or number as the circumstances and context require; (e) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Supplement have been inserted solely for convenience of reference and shall not be considered a part of this Supplement nor shall any of them affect the meaning or interpretation of this Supplement or any of its provisions; and (f) any reference to a document or set of documents in this Supplement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

**********

If the foregoing correctly states your understanding of our agreements, please sign the enclosed copy of this Supplement in the space provided, whereupon this Supplement will become binding upon each of us as of the date first above written.  This Supplement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  This Supplement may be executed and accepted by facsimile or portable data file (PDF) signature and any such signature shall be of the same force and effect as an original signature.

Sincerely,

/s/ Jennifer W. Steans

Jennifer W. Steans, as Representative

Accepted and agreed to as of August 15, 2014.		Accepted and agreed to as of August 15, 2014.

MB FINANCIAL BANK, N.A.		MB FINANCIAL, INC.

By:	/s/ Jill E. York	By:	/s/ Jill E. York
Name: Jill E. York		Name: Jill E. York
Title: Executive Vice President and Chief Financial Officer		Title: Vice President and Chief Financial Officer

EXHIBIT A

FORM OF CLAIM CERTIFICATE

The undersigned,                                                   , hereby certifies that [he][she] is the                                             , of MB Financial Bank, N.A., a national banking association with its main office located in Chicago, Illinois (the “Bank”), and reference is made to that certain supplemental agreement dated August 15, 2014, among the Bank, MB Financial, Inc., and Jennifer W. Steans, as Representative (the “Supplement”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Supplement.  Pursuant to the requirements of Section 5(b) of the Supplement, the undersigned hereby states, under oath, that:

1.                  MB Bank is entitled to receive the amount of Escrowed Funds stated in this Claim Certificate, all pursuant to the terms of the Supplement, the Letter Agreement and the Escrow Agreement.

2.                  The amount of the applicable Restitution Payment is $[                ].

3.                  The amount of funds in the Escrow Account sought to be paid to the Bank is $[                    ].

4.                  A true and accurate copy of the applicable Restitution Request is attached hereto.

5.                  The Bank delivered a copy of this completed Claim Certificate (including a copy of the applicable Restitution Request) to Representative on [                             ].

IN WITNESS WHEREOF, the undersigned has executed this Claim Certificate as of this        day of                               ,             .

Signature

Printed Name

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                             , the                              of MB Financial Bank, N.A., a national banking association with its main office located in Chicago, Illinois, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he/she signed, sealed and delivered the foregoing instrument as his/her own free and voluntary act, on behalf of said corporation, and for the uses and purposes therein set forth.

Given under my hand and official seal, this        day of                         ,             .

My commission expires:

Notary Public

A-1

EXHIBIT B

FORM OF DEMAND FOR PAYMENT

Date: [DATE OF DRAWING]	Letter of Credit Reference Number: [NUMBER]
Issuing Bank: [NAME AND ADDRESS]	Applicant: [NAME AND ADDRESS OF APPLICANT]
Beneficiary: [NAME AND ADDRESS]

This Demand for Payment is presented by [NAME OF BENEFICIARY], the Beneficiary under the Letter of Credit with reference number [NUMBER] (the “Letter of Credit”), for the amount of $[AMOUNT], which constitutes a [full/partial] payment of the funds available to the Beneficiary under the Letter of Credit.

Under this Demand for Payment, the Beneficiary states, under oath, that:

1.                                      Beneficiary is entitled to draw on the Letter of Credit in such amount as is stated in this Demand for Payment, all pursuant to the terms of the Supplement (as defined below), the Letter Agreement, and the Escrow Agreement, as each such term is defined in the supplemental agreement dated August 15, 2014, among Beneficiary, MB Financial, Inc. and certain of the common and preferred stockholders of Taylor Capital Group, Inc. (the “Supplement”).

2.                                      The amount of the applicable Restitution Payment (as defined in the Letter Agreement) is $[                ].

3.                                      A true and accurate copy of the applicable Restitution Request (as defined in the Letter Agreement) is attached hereto.

4.                                      Beneficiary delivered a copy of this completed Demand for Payment (including a copy of the applicable Restitution Request) to Representative (as defined in the Supplement) on [            ], which date is not less than three (3) business days prior to the date of drawing, and, on [          ],which date is not less than three (3) business days prior to the date of drawing, to Prairie Capital, L.P. at its offices in Chicago, Illinois at 191 N. Wacker Drive, Attention: C. Bryan Daniels.

Beneficiary requests that the amount demanded hereunder be transferred to the Beneficiary, by wire transfer, to the following bank account of Beneficiary:

[NAME, ADDRESS AND ROUTING NUMBER OF BENEFICIARY’S BANK ACCOUNT]

[NAME OF BENEFICIARY’S ACCOUNT]

[NUMBER OF BENEFICIARY’S ACCOUNT]

B-1

IN WITNESS WHEREOF, Beneficiary has caused this Demand for Payment to be executed by its duly authorized officer as of this        day of                                   ,             .

MB FINANCIAL BANK, N.A.

By:
Name:
Title:

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                             , the                              of MB Financial Bank, N.A., a national banking association with its main office located in Chicago, Illinois, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he/she signed, sealed and delivered the foregoing instrument as his/her own free and voluntary act, on behalf of said corporation, and for the uses and purposes therein set forth.

Given under my hand and official seal, this        day of                         ,             .

Notary Public

My commission expires:

B-2